Exhibit 10.1

Execution Copy

HUT 8 Corp.

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made as of June 21, 2024 (the “Agreement Date”) by and between Hut 8 Corp., a Delaware corporation (the “Company”), Coatue Tactical Solutions Lending Holdings AIV 3 LP, a Delaware limited partnership (the “Purchaser”), and Hut 8 Mining Corp., a corporation incorporated under the laws of British Columbia (the “Guarantor”).

The parties hereby agree as follows:

1.Purchase and Sale of the Convertible Note.

1.1.	Issuance of Note and Guarantee.
(a)

Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing a Convertible Note in the form attached hereto as Exhibit A (the “Note”), for a purchase price of USD $150,000,000.00 (the “Purchase Price”).

(b)

Subject to the terms and conditions of this Agreement, the Guarantor agrees to enter into a Guaranty of the Company’s obligations under the Convertible Note in the form attached hereto as Exhibit B (the “Guaranty”).

(c)	The Company has authorized the sale and issuance to the Purchaser of the Note. The Guarantor has authorized the execution and delivery by it of the Guaranty.
1.2.	Closings; Delivery.
(a)

The purchase and sale of the Note (the “Closing”) shall take place remotely via the exchange of final documents and signature pages on such date as the Company and the Purchaser shall agree but no later than July 11, 2024; which may be extended by the Company in its sole discretion by an additional five Business Days; provided, that all the conditions to closing set forth in Sections 4 and 5 hereof are satisfied or waived as of such date (the date on which the closing occurs is referred to as the “Closing Date”).

(b)

On the Closing Date, the Company shall execute and deliver to the Purchaser the Note in a principal amount equal to the Purchase Price, with any transfer or similar tax payable in connection therewith duly paid by the Company, in exchange for such Purchaser delivering an amount equal to the Purchase Price by wire transfer to a bank account designated in writing by the Company on or before the Closing Date.

1.3.

Defined Terms Used in this Agreement. In addition to any additional term defined above or below this Section, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below. Terms used but not defined in this Agreement shall have the meaning ascribed to them in the Note.

“Affiliate” means with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such specified Person or the spouse, parent or lineal descendent of such other Person.

“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Block Trade” means an organized sale of securities in a single transaction customarily referred to as a “block trade” that is (i) facilitated through a broker or other agent through customary processes, (ii) not sold for the purpose of having a material impact on the trading price or trading volume of the class of securities being sold and (iii) effected either pursuant to an effective registration statement under the Securities Act or pursuant to and in accordance with Rule 144 under the Securities Act.

“Board” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Toronto, Ontario are authorized or required by law to remain closed.

“Canadian Defined Benefit Plan” means any Canadian Pension Plan which contains or has ever contained a “defined benefit provision” as defined in subsection 147.1(1) of the ITA, other than a Canadian Multi-Employer Plan where the sole financial obligation of the employer is to make fixed contributions set by agreement.

“Canadian Multi-Employer Plan” means a “multi-employer pension plan”, as such term is defined in the Pension Benefits Act (British Columbia) or an equivalent plan under pension standards legislation in another applicable jurisdiction in Canada.

“Canadian Pension Plan” means each pension plan or plan subject to, or required to be registered under, any Canadian federal, provincial or territorial law, that is maintained or contributed to by the Guarantor or any subsidiary thereof for its employees or former employees or in respect of which the Guarantor or any subsidiary thereof has any obligation, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Cash Equivalents” means:

(i)any cash denominated in United States dollars or Canadian dollars ;

(ii)readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States or Canada having average maturities of not more than 18 months from the date of acquisition thereof; provided that the full faith and credit of the United States or Canada, as the case may be, is pledged in support thereof;

(iii)certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized and existing under the laws of the United States, or any state thereof, and which bank or trust company has capital and surplus aggregating in excess of USD $500,000,000 and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(iv)commercial paper having a credit rating of at least P-1 from Moody’s Investors Service, Inc. and A-1 from Standard & Poor’s Ratings Services (or carrying an equivalent rating by another nationally recognized rating agency if both of such two rating agencies cease publishing ratings of investments) and maturing within one year after the date of acquisition; and

(v)money market funds at least 90% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(iv) above.

“Change of Control” means the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person that is not a Permitted Holder or a wholly owned subsidiary of the Company, (ii)the first day on which a majority of the directors of the Board is composed of directors who are not Continuing Directors or (iii) any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) other than a Permitted Holder, directly or indirectly, obtains Beneficial Ownership of more than 50% of the Voting Stock.

Notwithstanding the foregoing, for purposes of clauses (i) and (ii) above, (1) a transaction or series of transactions where no Person, other than any of the Permitted Holders, is the beneficial owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock shall not constitute a Change of Control and (2) a transaction shall not constitute a Change of Control if (A) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction and own the Voting Stock of the Company immediately following that transaction in substantially the same proportion as immediately prior to that transaction or (ii) immediately following that transaction no Person, other than a holding company satisfying the requirements of this sentence and/or any of the Permitted Holders, is the beneficial owner of Voting Stock representing more than 50% of the voting power of such holding company (measured by voting power rather than number of shares).

Notwithstanding anything to the contrary in this Agreement or the Note, a Permitted Spin-Off Transaction in which the Company retains Beneficial Ownership of more than 50% of the Equity Interests and Voting Stock of the Person resulting from such Permitted Spin-Off Transaction shall not constitute a Change of Control; it being understood that any Permitted Spin-Off Transaction in which the Company does not retain such level of Beneficial Ownership may or may not constitute a Change of Control, based on the applicable facts and circumstances and the terms and conditions contained herein. Notwithstanding the foregoing clauses or any provision of the Exchange Act, a Person shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Continuing Directors” means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date of this Agreement or (2) was nominated for election, elected or appointed to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director).

“Code” means the Internal Revenue Code of 1986, as amended.

“Equity Interests” shall mean any shares in the capital of the Company or any other securities evidencing an ownership interest in the Company or any securities convertible into or exchangeable for any of the foregoing, including warrants and options but excluding debt securities.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of the Company shall continue to be considered an ERISA Affiliate of the Company within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Company and with respect to liabilities arising after such period for which Company could be liable under the Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting inliability to the Company or any of its Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the in stitution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of the Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on the Company or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Pension Plan or the assets thereof, or against the Company or any of its ERISA Affiliates in connection with any Pension Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; or (xi) with respect to any Pension Plan, the imposition of a Lien on the Company or any of its ERISA Affiliates pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code.

“Exchange Act” mean the Securities Exchange Act of 1934, as amended.

“Excluded Affiliate Transaction” means each of the following:

(i)(A) employment agreements, bona fide employee benefit and incentive compensation plans and arrangements (including retirement, health, stock option and other benefit plans) and (B) the payment of reasonable and customary (which such determination, for the avoidance of doubt, will be conclusively evidenced by the approval of a majority of independent directors of the Board) fees and compensation (including bonuses) paid to, and indemnities and reimbursements and employment, termination and severance arrangements provided on behalf of or for the benefit of, current, former or future employees, directors, officers, members, partners managers or consultants the Company, the Guarantor or any of their respective subsidiaries;

(ii)transactions between or among the Company and/or the Guarantor and/or their respective wholly owned subsidiaries;

(iii)transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such person; provided that, any such transaction where the aggregate consideration exceeds USD $25,000,000 shall be approved by a majority of the disinterested directors of the Board on arm’s length terms that are not materially less favorable to the Company, the Guarantor or the applicable subsidiary than those that would reasonably be expected to have been obtained in a comparable transaction by the Company, the Guarantor or the applicable subsidiary with an unrelated Person;

(iv)written agreements entered into or assumed in connection with acquisitions of other businesses with Persons who were not Affiliates prior to such transactions;

(v)payment of directors’ fees and indemnities provided for the benefit of directors;

(vi)any agreement as in effect as of the Agreement Date or any amendment, modification, replacement or supplement thereto or similar agreement entered into in the future (so long as any such agreement together with all amendments, modifications, replacements and supplements thereto, taken as a whole, or any such similar agreement is not more disadvantageous to the Holders of the Notes in any material respect than the original agreement as in effect on the Agreement Date  or any transaction contemplated thereby as determined in good faith by the Company;

(vii)the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(viii)any contribution to the capital of any wholly owned subsidiary of the Company;

(ix)any Permitted Restricted Payment;

(x)any transaction on arm’s length terms that are not materially less favorable to the Company, the Guarantor or the applicable subsidiary than those that would reasonably be expected to have been obtained in a comparable transaction by the Company, the Guarantor or the applicable subsidiary with an unrelated Person; provided that, (i) if the aggregate consideration or fair market value (as determined in good faith by the Company) in connection with such transaction shall exceed USD $25,000,000, such transaction shall also be approved by a majority of the disinterested directors of the Board and (ii) if the aggregate consideration or fair market value of such transaction (as determined in good faith by the Company) exceeds USD $50,000,000 and the transaction involves any of the officers or directors of the Company or their Affiliates, the Company shall obtain a fairness opinion with respect to such transaction from a nationally recognized firm; and

(xi)intellectual property licenses entered into in the ordinary course of business or consistent with past practice.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with applicable accounting rules, recorded as capital leases (other than capital leases entered into in the ordinary course of business or in accordance with customary industry practice), (f) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (g) all obligations of such Person in respect of hedge agreements or repurchase agreements, but excluding any such obligations entered into in the ordinary course of business and not for speculative purposes (including, without limitation, any covered call transaction or similar trading strategy or transaction, and including any covered call transaction with respect to Bitcoin (BTC)), (h) all Indebtedness of others referred to in clauses (a) through (g) above or clause (i) below and other payment obligations (collectively, "Guaranteed Debt") guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person, and (i) all Indebtedness referred to in clauses (a) through (h) above (including Guaranteed Debt) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Knowledge” with respect to a party, the actual knowledge of such party, or what such party should have known after due inquiry.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Lien” means any lien, mortgage, pledge, charge or other security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Material Subsidiary” means, at the date of determination, any subsidiary that, together with its subsidiaries, as of the end of the most recent fiscal year was the owner of more than 20% of the consolidated assets of the Company, and any group of subsidiaries that are not Material Subsidiaries that would, collectively, constitute a Material Subsidiary.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) of ERISA that is contributed to or required to be contributed to by the Company or any of its ERISA Affiliates.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is sponsored, maintained or contributed to, or required to be contributed to, by the Company or any of its ERISA Affiliates (other than a Multiemployer Plan) and is subject to Section 412 of the Code or Section 302 of ERISA.

“Permitted Holders” means the Purchaser and its Affiliates and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the foregoing or any Permitted Holder specified in the last sentence of this definition are members and any member of such group. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Fundamental Change Offer is made in accordance with the requirements of the Note will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Indebtedness” means:

(i)Indebtedness represented by the Notes;

(ii)Indebtedness of the Company or the Guarantor that is expressly subordinated in right of payment to the Notes with a maturity date or scheduled amortization or scheduled payments of principal or subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control and customary acceleration rights after an event of default) prior to the date that is 91 days following the Maturity Date;

(iii)Indebtedness of the Company or the Guarantor outstanding as of the Agreement Date (assuming any revolving commitments are fully drawn) and any refinancings and subsequent refinancings thereof so long as the principal amount of such refinancing Indebtedness does not exceed an amount equal to the principal amount of the Indebtedness so refinanced, plus the aggregate amount of any fees, underwriting discounts, premium and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing;

(iv)Indebtedness of the Company owing to any of its wholly owned subsidiaries or Indebtedness of any of its subsidiaries owing to the Company or any other subsidiary of the Company;

(v)Indebtedness incurred in respect of worker’s compensation claims or claims arising under similar legislation, self-insurance or similar obligations, performance, surety and similar bonds and performance and completion guarantees provided by the Company and its subsidiaries in the ordinary course of business, or consistent with past practice or industry norms;

(vi)Indebtedness of the Company and its subsidiaries providing for indemnification, payment obligations in respect of any non-compete, consulting or similar arrangement, adjustment of purchase price, deferred purchase price (including adjustments thereof, contingent obligations, earn-outs and similar obligations) or progress payments for property or services, or other similar adjustments or obligations in connection with the acquisition or disposition of any business, assets or capital stock of a subsidiary of the Company;

(vii)Indebtedness consisting of cash management obligations, netting services, overdraft protection and similar arrangements incurred in the ordinary course of business;

(viii)(i) advance payments received from customers for goods and services purchased and credit periods in the ordinary course of business, and (ii) trade or other similar Indebtedness incurred in the ordinary course of business;

(ix)Indebtedness constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, or similar instruments or obligations, in each case incurred or issued in the ordinary course of business or consistent with past practice or industry norms;

(x)the guarantee by the Company or the Guarantor of Indebtedness of the Company or the Guarantor that is Permitted Indebtedness or Indebtedness of any subsidiary of the Company; provided, that such guarantee is expressly subordinated to the obligations of the Company and the Guarantor under the Note;

(xi)Indebtedness of the Guarantor in an aggregate principal amount not to exceed USD $150,000,000 outstanding at any one time;

(xii)Indebtedness of the Company and the Guarantor in an aggregate principal amount not to exceed USD $10,000,000 outstanding at any one time

(xiii)Indebtedness representing deferred compensation to employees of the Company or any of its Subsidiaries; and

(xiv)Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply agreements, in each case, in the ordinary course of business.

“Permitted Investments” means

(i)any Investment in the Company or in the Guarantor or one of their respective wholly owned subsidiaries;

(ii)any Investment in cash or Cash Equivalents;

(iii)any Investment made by a Person other than the Company in a Person that is not an Affiliate of the Company, the Guarantor or any of their respective subsidiaries that has been approved by the Board or any other Investment that otherwise is not prohibited by Section 6.2(c);

(iv)Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits;

(v)transactions with officers, directors and employees of the Company or any of its subsidiaries entered into in the ordinary course of business (including compensation, employee benefit or indemnity arrangements with any such officer, director or employee);

(vi)Investments consisting of non-cash consideration received in the form of securities, Notes or similar obligations in connection with dispositions of assets;

(vii)advances, loans or extensions of credit to suppliers or arising from the sale of goods and services in the ordinary course of business;

(viii)any Permitted Spin-Off Transaction;

(ix)Investments (including debt obligations) received (i) in connection with the bankruptcy, workout, recapitalization, or reorganization of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor, suppliers and or customer), (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure by the Company or any of its subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iv) as a result of the settlement, compromise or resolutions of (A) litigation, arbitration or other disputes or (B) obligations of trade creditors, customers or suppliers that were incurred in the ordinary course of business or consistent with industry practice, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, customer or supplier;

(x)loans and advances to employees made in the ordinary course of business;

(xi)payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(xii)Investments in any Person to the extent such Investment existed on the Agreement Date or is made pursuant to binding commitments in effect on the Agreement Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Agreement Date; provided that the amount of any such Investment may be increased in such extension, modification, replacement, reinvestment or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted hereunder;

(xiii)trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided that such receivables and prepaid expenses would be recorded as assets in accordance with GAAP;

(xiv)Investments in, including repurchases of, the Notes;

(xv)Investments consisting of deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business; and

(xvi)any Investments consisting of (a) purchases and acquisitions of (x) inventory, supplies, material or equipment or other similar assets or (y) assets or services in the ordinary course of business or consistent with past practice, or (b) the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons.

“Permitted Restricted Payment” shall mean:

(i)payments made or expected to be made (including repurchases of Equity Interests) by the Company in respect of withholding or similar taxes payable in connection with the exercise or vesting of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective controlled Affiliates or immediate family members) of the Company or any of its subsidiaries and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Equity Interests represent a portion of the exercise price thereof or payments in lieu of the issuance of fractional securities or in respect of withholding or similar taxes payable upon exercise or vesting thereof;

(ii)a Restricted Payment to pay for the repurchase, redemption, retirement or other acquisition of Equity Interests of the Company held by any future, present or former employee, director, officer, manager or consultant of the Company or any of its subsidiaries pursuant to any bona fide management, director, employee and/or advisor equity plan or equity option plan or any other bona fide management, director, employee and/or advisor benefit plan or agreement approved by the Board or any bona fide equity subscription or equityholder agreement approved by the Board or any bona fide termination agreement or any similar agreement or arrangement, including any Equity Interests rolled over by management, directors or employees of the Company or any of its subsidiaries in connection with any corporate transaction;

(iii)dividends or distributions on, or repurchases of, Equity Interests of the Company not to exceed USD $2,000,000 in the aggregate;

(iv)any Permitted Spin-Off Transaction;

(v)the repurchase, redemption or other repayment of Indebtedness that is expressly subordinated in right of payment to the Notes, solely in respect of Indebtedness incurred under clause (x) of the definition of Permitted Indebtedness; and

(vi)any purchase, repurchase, redemption, retirement, acquisition, cancellation, termination of, or payment on, Equity Interests deemed to occur in connection with paying cash in lieu of fractional shares or payments or distributions to dissenting stockholders pursuant to applicable law in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Company.

“Permitted Spin-Off Transaction” means a transaction or series of related transactions as described on Schedule I hereto.

“Permitted Transferee” means, with respect to any Holder, any controlled Affiliate of such Holder (including any Affiliate pursuant to a reorganization, recapitalization or other restructuring of such Person).

“Person” shall mean a legal entity, including but not limited to a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

“Requisite Holders” shall have the meaning set forth in the Note.

“Restricted Payment” means (i) the payment of any dividend on, or making of any other payment or distribution on account of, the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests of the Company); (ii) the purchase, redemption or acquisition or retirement for value of any Equity Interests of the Company (other than any such Equity Interests owned by a subsidiary of the Company); and (iii) the making of any principal payment on or with respect to, or the purchase, redemption or other acquisition or retirement for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness (other than intercompany Indebtedness between or among the Company and its subsidiaries) that is expressly subordinated in right of payment to the Notes, except the payment, purchase, redemption, defeasance or other acquisition or retirement purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, redemption, defeasance or other acquisition or retirement for value.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” shall mean each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1.02(w) of the SEC’s Regulation S-X. The Guarantor shall constitute a Significant Subsidiary.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital and (e) such Person is not otherwise an "insolvent person" as defined in the Bankruptcy and Insolvency Act (Canada). The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Derivative Transaction” shall mean any covered call transaction or similar trading strategy or transaction, including any covered call transaction with respect to Bitcoin (BTC) with a strike price per Bitcoin (BTC) equal to or greater than USD $66,667.

“Standstill Period” means the period commencing on the Closing Date and ending on the later of (i) the first anniversary of the Closing Date and (ii) the earliest of (A) the Maturity Date, (B) the consummation of any Change in Control or entry by the Company into a definitive agreement for a transaction that, if consummated, would result in a Change in Control and (C) the date upon which the Note has been fully converted to Common Stock and is no longer outstanding.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including, without limitation, backup withholding and value-added tax), assessments, fees or other charges imposed by any Governmental Authority, irrespective of the manner in which they are collected or assessed, including any interest, additions to tax or penalties applicable thereto.

“Third Party” means with respect to the Purchaser, a Person other than the Purchaser or any Affiliate of the Purchaser.

“Transaction” means, collectively, the execution, delivery and performance by the Company and the Guarantor of this Agreement and the issuance of the Note and Guaranty thereunder on the Closing Date.

“Transfer” means to directly or indirectly sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise) securities owned by a Person.

“Voting Stock” means securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

1.4.

Interpretation. In this Agreement, unless otherwise indicated or the context requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Agreement; and any reference this Agreement or the Notes means such document as the same shall be amended, supplemented or modified and from time to time in effect to the extent permitted thereunder.

2.Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor hereby, jointly and severally, represent and warrant as of the Agreement Date to the Purchaser that the following representations are true and complete.

2.1.

Existence and Power. Each of the Company and the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company (a “Material Adverse Effect”), has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Significant Subsidiary has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

2.2.

Authorization. The execution, delivery and performance of this Agreement, the Note and the Guaranty (the “Transaction Agreements”) and the consummation of the Transaction, have been duly authorized by the Board and all other necessary corporate action on the part of the Company and the Guarantor. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of each of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

2.3.

General Solicitation; No Integration. Other than with respect to the Purchaser and its Affiliates, neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) of investors with respect to offers or sales of the Note. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Note sold pursuant to this Agreement.

2.4.

Valid Issuance. The Note has been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Note will be a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions, and the Guaranty will be a valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”), initially issuable upon conversion of the Note if such conversion were to occur immediately following Closing. The Common Stock to be issued upon conversion of the Note in accordance with the terms of the Note has been duly authorized, and when issued upon conversion of the Note, all such Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

2.5.

Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Common Stock upon conversion of the Note in accordance with its terms and the consummation by the Company and the Guarantor of the Transaction, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the organizational documents of the Company or the Guarantor, (ii) any credit agreement, mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any of its subsidiaries (including the Guarantor), or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries (including the Guarantor), other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Purchaser set forth herein, and except as contemplated by Section 6.4, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of the Company or any of its subsidiaries in connection with the execution, delivery and performance by the Company and the Guarantor of this Agreement and the consummation by the Company and the Guarantor of the Transaction, other than as contemplated herein.

2.6.

Financial Statements. As of their respective dates, all reports (the “SEC Reports”) required to be filed by the Company with the SEC since November 9, 2023 complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows as at the respective dates thereof and for the respective periods indicated, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Purchaser via the SEC’s EDGAR system. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

2.7.

Absence of Certain Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in subsequent SEC Reports filed prior to the Agreement Date, (i) the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

2.8.

No Undisclosed Liabilities for Borrowed Money. As of the Agreement Date, there are no liabilities of the Company or any of its subsidiaries for borrowed money that would be required by GAAP to be reflected on the face of the balance sheet, except liabilities reflected or reserved against in the financial statements contained in the SEC Reports or as otherwise disclosed in the SEC Reports.

2.9.

Compliance with Applicable Law. Each of the Company and its subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any Law applicable to the Company or such subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

2.10.

Legal Proceedings and Liabilities. As of the Agreement Date, other than as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries (including the Guarantor) is a party to any, and there are no pending, or to the knowledge of the Company, threatened in writing, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transaction. As of the Agreement Date, neither the Company nor any of its subsidiaries is subject to any order, judgment or decree of a Governmental Authority that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, other than as disclosed in the SEC Reports to the knowledge of the Company, there is no investigation or review pending or threatened in writing by any Governmental Authority with respect to the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.

2.11.

Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.12.

Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

2.13.

Foreign Corrupt Practices Act. The Company and its subsidiaries, and, to the Company’s knowledge, their respective directors, officers, managers, employees, representatives and agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, have not, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any governmental official, in each case, in violation of the Foreign Corrupt Practices Act, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries, and, to the Company’s knowledge, their respective directors, officers, managers, employees, representatives and agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, have not made or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in material violation of any law, rule or regulation. The Company further represents that it maintains in effect policies reasonably designed to promote compliance by the Company and its subsidiaries and its and their respective directors, officers, employees and agents with the Foreign Corrupt Practices Act, and any other applicable anti-bribery or anti-corruption law. To the Company’s knowledge, none of the Company or its subsidiaries, nor any of their respective directors, officers, managers, employees, representatives or agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, is the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the Foreign Corrupt Practices Act, or any other applicable anti-bribery or anti-corruption law.

2.14.

Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

2.15.	Compliance with Office of Foreign Assets Control.
(a)

None of the Company nor, to the Company’s knowledge, the Company’s directors, officers or employees is an OFAC Sanctioned Person (as defined below). To the Company’s knowledge, the Company and the Company’s directors, officers or employees are in compliance with, and have not previously violated, the USA Patriot Act of 2001, as amended through the date of this Agreement, to the extent applicable to the Company and all other applicable anti-money laundering laws and regulations. To the Company’s knowledge, none of (i) the purchase and sale of the Note, (ii) the use of the purchase price for the Note, (iii) the execution, delivery and performance of this Agreement or (iv) the consummation of any transaction contemplated hereby, or the fulfillment of the terms hereof or thereof, will result in a violation by anyone, including, without limitation, the Purchasers, of any of the OFAC Sanctions (as defined below) or of any anti-money laundering laws of the United States or any other applicable jurisdiction.

(b)	For the purposes of Section 2.15(a):
(i)

“OFAC Sanctions” means any sanctions program administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) under authority delegated to the Secretary of the Treasury (the “Treasury Secretary”) by the President of the United States or provided to the Treasury Secretary by statute, and any order or license issued by, or under authority delegated by, the President or provided to the Treasury Secretary by statute in connection with a sanctions program thus administered by OFAC. For ease of reference, and not by way of limitation, OFAC Sanctions programs are described on OFAC’s website at www.treas.gov/ofac.

(ii)

“OFAC Sanctioned Person” means any government, country, corporation or other entity, group or individual with whom or which the OFAC Sanctions prohibit a U.S. Person from engaging in transactions, and includes without limitation any individual or corporation or other entity that appears on the current OFAC list of Specially Designated Nationals and Blocked Persons (the “SDN List”). For ease of reference, and not by way of limitation, OFAC Sanctioned Persons other than governments and countries can be found on the SDN List on OFAC’s website at www.treas.gov/offices/enforcement/ofac/sdn.

(iii)

“U.S. Person” means any U.S. citizen, permanent resident alien, entity organized under the laws of the United States (including foreign branches), or any person (individual or entity) in the United States, and, with respect to the Cuban Assets Control Regulations, also includes any corporation or other entity that is owned or controlled by one of the foregoing, without regard to where it is organized or doing business.

2.16.

Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on Nasdaq. To the extent required, the Common Stock issuable upon conversion of the Note will be approved for listing with Nasdaq in accordance with its listing standards.

2.17.

No Disqualification Events.  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1) under the Securities Act.

2.18.

Payment of Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its subsidiaries have filed all federal, state and other tax returns and reports required to be filed (taking into account any extensions), and have paid all Taxes, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any subsidiary that would, if made, have a Material Adverse Effect.

2.19.	FIRPTA. The Company is not a “United States real property holding corporation” as defined in Section 897 of the Code.
2.20.	Eligible Contract Participant. Each of the Company and the Guarantor is an “eligible contract participant” within the meaning of the U.S. Commodity Exchange Act (as amended from time to time).
2.21.	Solvency. As of the Agreement Date, each of the Company and the Guarantor is Solvent and will not become insolvent after giving effect to the issuance and sale of the Notes.
2.22.

ERISA Matters. No ERISA Event has occurred on or prior to the Agreement Date that, whether alone or together with all other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect.

2.23.

Canadian Pension Plans. Neither the Guarantor nor any of its Affiliates maintains, administers or contributes to, nor has it ever maintained, administered or contributed to, any Canadian Defined Benefit Plan or Canadian Multi-Employer Plan.

3.Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the Agreement Date that:

3.1.

Authorization. The Purchaser has full power and authority to enter into this Agreement and the Note. All action on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and the Note, the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to the Closing and this Agreement and the Note, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

3.2.

Consents and Approvals. Except as contemplated by Section 6.4, no consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party.

3.3.

Securities Act Representations. The Purchaser is an accredited investor (as defined in Rule 501 promulgated under the Securities Act) and is aware that the sale of the Note is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Note (and any shares of Common Stock issuable upon conversion of the Note) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling the Note (or any shares of Common Stock issuable upon conversion of the Note) in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Note (and any shares of Common Stock issuable upon conversion of the Note) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

3.4.

Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.Conditions of the Purchasers’ Obligations at the Initial Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless otherwise waived, with respect to any Purchaser, by the Purchaser.

4.1.

Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

4.2.

Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

4.3.

Compliance Certificate. An authorized officer of the Company and the Guarantor shall deliver to the Purchaser on the Closing Date a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4.

Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing Date, subject to Section 6.4.

4.5.

Opinion. The Purchaser shall have received the opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP and (ii) Canadian outside counsel to the Company, each dated as of the Closing Date, in forms reasonably acceptable to the Purchaser.

4.6.	Note and Guaranty. The Company shall have delivered the executed Note to the Purchaser and the Guarantor shall have delivered the executed Guaranty to the Purchaser.
4.7.

Listing. The maximum number of shares of Common Stock issuable upon conversion of the Note shall be approved for listing on the Nasdaq Global Select Market in accordance with its listing standards, subject only to official notice of issuance.

5.Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions, unless otherwise waived by the Company:

5.1.

Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects on and as of the Agreement Date and as of the Closing Date.

5.2.

Performance. The Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or prior to the Closing Date.

5.3.

Qualifications. All authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Notes pursuant to this Agreement shall be obtained and effective as of the Closing Date, subject to Section 6.4.

6.Particular Covenants and Events of Default.

6.1.	Affirmative Covenants. Unless the Requisite Holders or the Company, as applicable, shall otherwise agree in writing:
(a)	The Company shall promptly notify the Purchaser in writing of any default or Event of Default under this Agreement or the Note, of which the Company has knowledge.
(b)

From the Agreement Date until the Closing Date, each of the Company and the Purchaser shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Sections 4 and 5 hereof, respectively.

(c)

Minimum Liquidity. For so long as the Note is outstanding, the Company and/or the Guarantor will maintain at all times an amount of cash or Cash Equivalents and/or Bitcoin (BTC), in each case, which shall be free and clear of all Liens and which, in the aggregate, will equal at least USD $200,000,000 (with the value of each Bitcoin (BTC) being deemed to be the market value at any time of determination, provided that such market value shall be deemed to be the greater of the then-current market value and USD $66,667 per Bitcoin (BTC)), provided that this clause (c) shall not restrict any Specified Derivative Transaction. The Company shall provide to the Holders a compliance certificate with respect to the Minimum Liquidity covenant set forth above so long as any Notes remain outstanding (i) within 45 days of the end of each fiscal quarter of the Company, (ii) in connection with any Consent Transaction pursuant to Section 6.2 and (iii) upon the occurrence of any default or Event of Default.

(d)

Following the Closing Date, the Company and the Purchaser will promptly (but in any event, within 30 days), enter into a customary registration rights agreement which will provide for the filing by the Company of a registration statement with the SEC registering the resale of the Common Stock issuable upon conversion of the Notes (including shelf rights) in addition to customary piggyback registration rights.

(e)

On any Trading Day, the Purchaser shall not sell shares of Common Stock representing, in the aggregate, in excess of 5.0% of the publicly reported daily trading volume of the Common Stock for the preceding Trading Day (measured as of the Trading Day prior to the day in which such sale occurs), provided that this limitation shall not apply to any Block Trade.

(f)	The Purchaser shall not engage in short sale transactions in respect of the Common Stock at any time when the Note is outstanding.
(g)

The Company shall, and shall cause each Significant Subsidiary to, permit representatives and independent contractors of the Purchaser to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at such reasonable times during normal business hours and upon reasonable advance notice to the Company no more than one (1) time during any calendar quarter absent the existence of an Event of Default; provided, that when an Event of Default exists, the Purchaser (or any of their respective representatives or independent contractors) may reasonably do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance notice to the Company. Notwithstanding the foregoing, none of the Company or any subsidiary will be required pursuant to this subsection to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Purchaser (or its respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

(h)

On or before the Closing Date, the Company shall cause the Common Stock issuable upon conversion of the Notes to be approved for listing on the Nasdaq Global Select Market or the Nasdaq Global Market in accordance with its respective listing standards, subject only to official notice of issuance.

(i)

To the extent reasonably requested by Purchaser, the Company shall (i) provide to Purchaser, within ten (10) days of such request, a certification that the Notes do not constitute a “United States real property interest,” in accordance with Treasury Regulations Section 1.897-2(h)(1) or written notice of the Company’s legal inability to do so and (ii) in connection with the provision of any certification pursuant to the preceding clause (i), comply with the notice provisions set forth in Treasury Regulations Section 1.897-2(h).

6.2.	Negative Covenants. Unless the Requisite Holders have provided prior written consent, so long as the Note is outstanding:
(a)	Neither the Company nor the Guarantor shall create, incur or issue any Indebtedness other than Permitted Indebtedness.
(b)	The Guarantor and any intermediate company that may be imposed between the Company and the Guarantor shall be a direct or indirect wholly owned subsidiary of the Company.
(c)

Neither the Company nor any of its subsidiaries shall make any payment to, or sell, lease, transfer or otherwise dispose of any of their properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee involving aggregate consideration in excess of USD $2,000,000 at such time with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless the Affiliate Transaction is an Excluded Affiliate Transaction.

(d)	Neither the Company nor any of its subsidiaries shall make any Investment other than a Permitted Investment.
(e)	The Company shall not make any Restricted Payment other than a Permitted Restricted Payment;

provided that, in the event that any transaction requires the prior written consent of the Requisite Holders pursuant to this Section 6.2 has been approved by the Board (a “Consent Transaction”), the Requisite Holders shall have five Business Days from the date on which such consent was requested by the Company in writing to either consent to such transaction or decline to provide such consent (a “Consent Failure”), with a failure by the Purchaser to provide a written response being deemed to be a Consent Failure upon expiration of such five Business Day period. Upon the occurrence of a Consent Failure, the Company may consummate the applicable Consent Transaction within 60 days of such occurrence, so long as substantially concurrently with such consummation and as a condition thereto, the Company shall repurchase the Convertible Notes in full from the Holders for an amount in cash equal to the greater of (i) the product of (x) 1.20 and (y) the Original Principal Amount and (ii) the Accreted Principal Amount, plus accrued and unpaid interest to the date of such repurchase.

6.3.

General Acceleration Provision upon Events of Default. The occurrence and continuation beyond the applicable cure period of any of the following events shall constitute an “Event of Default” and shall entitle the Holders to the rights and remedies set forth in the Note:

(a)	The Company fails to pay the principal of the Note when due.
(b)	The Company fails to satisfy its conversion obligations upon exercise of the Note pursuant to its terms.

(c)	The Company fails to satisfy its obligations under the Note pursuant to a Fundamental Change.
(d)

(i) The Company or the Guarantor shall have failed to comply in any material respect with the compliance or performance of any covenant contained in this Agreement or in the Note and such default is not remedied by the Company or the Guarantor or waived by the Requisite Holders within twenty (20) days after the Company has Knowledge of such default; provided, that with respect to Section 6.1(c) such period shall be within ten (10) days.

(e)

(i) The Company or the Guarantor or any Material Subsidiary shall make a general assignment for the benefit of creditors; (ii) the Company or the Guarantor or any Material Subsidiary shall declare a moratorium on the payment of its debts; (iii) the commencement by the Company or the Guarantor or any Material Subsidiary of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or consent seeking reorganization, intervention or other similar relief under any applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; or (iv) the commencement against the Company or the Guarantor or any Material Subsidiary of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of thirty (30) consecutive days.

(f)

The Company or the Guarantor shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any indebtedness for borrowed money if both (i) such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity and (ii) the principal amount of such indebtedness in default, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates at least USD $40,000,000 or more at any one time outstanding.

(g)	The representations or warranties made by the Company or the Guarantor under Section 2.2 shall prove to have been false or incorrect in any material respect when made.
(h)

The Guaranty shall cease to be in full force and effect, the Guarantor or any Person acting on behalf of the Guarantor shall contest in any manner the validity, binding nature or enforceability of the Guaranty or the obligations of the Guarantor under the Guaranty is not or cease to be legal valid, binding and enforceable in accordance with the terms of the Guaranty.

In the event of any Event of Default, the Company shall pay all reasonable and out-of-pocket attorneys’ fees and costs incurred by the Purchaser in enforcing its rights under the Note and this Agreement and collecting any amounts due and payable under the Notes. No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law. In addition, the Company shall furnish to each Holder upon request, during the continuance of a default or an Event of Default, a list of all then current Holders and their notice information.

6.4.

Cooperation. Within 30 days following the Closing Date, the Company shall use reasonable best efforts to consult with the Purchaser and cooperate in good faith to determine whether any filings or approvals pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”) will be required prior to the Purchaser’s conversion of Notes. If a filing is required under the HSR Act, the Company and the Purchaser will cooperate in good faith to prepare and file notifications promptly and in any event within 30 days of such determination with respect to the applicable transaction (and the Company will not effect such conversion of the Note) until the expiration or termination of any applicable waiting period; it being agreed, for the avoidance of doubt, that no such delay (assuming the Company has complied with its obligations under this Section 6.4) will constitute a breach of any obligation of the Company or the Purchaser under the Note. If such regulatory approval is not received, the Company will provide the Purchaser with a mutually agreeable alternative equivalent to the economic value of the conversion rights under the Note.

6.5.	Transfers.
(a)

The Purchaser shall not, without the Company’s prior written consent, directly or indirectly, Transfer the Notes, other than Permitted Transfers. “Permitted Transfers” shall mean any (i) transfer to a Permitted Transferee, (ii) transfer to the Company or any of its subsidiaries or (iii) tender of any Common Stock into a Third Party Tender/Exchange Offer (and any related conversion of Notes to the extent required to effect such tender or exchange) and any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company. “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to all of the holders of Common Stock by a Third Party that, if consummated, would result in a Change of Control solely to the extent that  the Board has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act.

(b)

Notwithstanding anything to the contrary in Section 6.5(a) above, the Purchaser may, without the Company’s prior written consent, make a bona fide pledge of any or all of its Notes in connection with a bona fide loan or other extension of credit, and any foreclosure by any pledgee under such loan or extension of credit on any such pledged Note (or any sale thereof) shall not be considered a violation or breach of Section 6.5(a), and the transfer of the Note or the underlying Common Stock by a pledgee who has foreclosed on such loan or extension of credit shall not be considered a violation or breach of Section 6.5(a), provided that, any such pledged Note shall be automatically converted to Common Stock pursuant to its terms upon a foreclosure of such loan or extension of credit. The Company and the Guarantor shall each use reasonable efforts and cooperate in good faith to facilitate such Transfer and execute any documents reasonably requested by the Purchaser in connection with such loan or extension of credit, including, for the avoidance of doubt, an issuer agreement in customary form in connection with such transaction (which agreement may include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgements regarding corporate policy, if applicable, and certain acknowledgements regarding securities law status of the pledge arrangements).

6.6.	Standstill.
(a)

The Purchaser agrees that, during the Standstill Period, the Purchaser shall not, and shall cause each of its Affiliates (collectively and individually, the “Purchaser Affiliates,”) not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company:

(i)

acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, any Common Stock of the Company; provided that other than Purchaser, Purchaser Affiliates can acquire up to an aggregate of 5.0% of the Common Stock outstanding at any time;

(ii)

effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the Purchaser or the Purchaser Affiliates of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of Note to the extent required to effect such tender), any non-public discussions with the Company’s directors, officers and consultants in relation to the foregoing including submission of any plan or proposal regarding the foregoing to the Company or the vote by the Purchaser or the Purchaser Affiliates of any voting securities of the Company with respect to any Extraordinary Transaction;

(iii)

take any action in support of or make any proposal or request that constitutes: (A) controlling or changing the Board or management of the Company, (B) any material change in the capitalization or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, or (D) seeking to have the Company waive or make amendments or modifications to its organizational documents, or other actions that may impede or facilitate the acquisition of control of the Company by any person other than any non-public discussions with the Company’s directors, officers and consultants in relation to the foregoing, including submission of a plan or proposal regarding any of the foregoing to the Company;

(iv)

make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 promulgated under the Exchange Act or otherwise);

(v)

form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Purchaser Affiliates or directors, officers or employees of the Company with respect to any Common Stock of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any Common Stock of the Company or any securities convertible or exchangeable into or exercisable for any such Common Stock in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement, except as otherwise may be required by applicable law;

(vi)

make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement, except as otherwise may be required by applicable law; or

(vii)

enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.

(b)

Subject to clause (vi) above, the provisions of Section 6.6(a) shall not be deemed to prohibit the Purchaser or any of the Purchaser Affiliates or their respective directors, executive officers, partners, employees, managing members, advisors or agents (acting in such capacity) from communicating privately with the Company’s directors, officers or advisors so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications.

7.Miscellaneous.

7.1.	Treatment of Investment for Tax Purposes.
(a)

The Purchaser and the Company acknowledge and agree that, for U.S. federal income tax purposes, it is intended that (i) this Note be treated as a convertible debt instrument that is not subject to the application of the contingent payment debt instrument rules of Treasury Regulation Section 1.1275-4 or Section 163(l) of the Code; (ii) (x) payments and accruals of Interest (including PIK Interest) on the Note be treated as interest that does not have the result of dividends or deemed dividends for such purposes and (y) the conversion of the Note into Common Stock be a tax-free transaction (and neither party shall take any action that would be reasonably expected to change such intended treatment under clauses (ii)(x) and (ii)(y)); and (iii) any payment or accrual of Interest or payment or delivery of any amount received upon the sale, exchange, conversion or other disposition of the Notes not constitute “contingent interest” (that cannot qualify as “portfolio interest”) described under Section 871(h)(4) or 881(c)(4) of the Code. The Company and the Purchaser each agree to file all applicable tax returns in accordance with the foregoing intended tax treatment (including on any IRS Form 1099 or any other information return) and shall take no position or action inconsistent therewith, except as required by a change in law (or interpretation thereof) after the date hereof or pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of any state, local or foreign law).

(b)

The Company and the Purchaser shall provide any such information in their possession that is reasonably requested by the other party to comply with any tax reporting, audit or other tax-related proceeding or other tax-related obligation related to the Note that can be provided in accordance with applicable law. The Company acknowledges its potential obligations to file and/or publicly post (as applicable) an Internal Revenue Service Form 8937 (or similar tax form) if an adjustment (or lack thereof) to the terms of the Notes results in a distribution under Section 305(c) of the Code, and agrees to notify the Purchaser on a timely basis in the event of such an adjustment (or lack thereof) and, in the case of any required IRS Form 8937 filing, consider in good faith reasonable comments of the Purchaser in preparing such IRS Form 8937. To the extent that any Spin-Off (including the Permitted Spin-Off Transaction) is reported by the Company as tax-free pursuant to Section 355(a) of the Code, any adjustment to the terms of the Notes solely as a result of such Spin-Off shall not be treated as giving rise to a dividend or deemed dividend to the Purchaser for U.S. federal income tax purposes, except as required by a change in law (or interpretation thereof) after the date hereof or pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of any state, local or foreign law). To the extent that the Company does not intend to report any Spin-Off (including the Permitted Spin-Off Transaction) as tax-free pursuant to Section 355(a) of the Code, the Company shall use commercially reasonable efforts to notify the Purchaser of such intended taxable treatment as soon as practically possible after such intention is publicly disclosed (e.g., through a filing of a preliminary Form 10).

7.2.

Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the conversion of the Note or its repayment pursuant to their terms and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

7.3.

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of the Note. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. A counterpart executed by the Company and the Purchaser shall constitute an enforceable instrument between such parties. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties hereto hereby consent to receipt of this Agreement in electronic form and understand and agree that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the parties signatory hereto with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

7.5.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
7.6.

Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto, or as subsequently modified by written notice.

7.7.

Expenses. On or promptly following the Closing Date, the Company shall reimburse the Purchaser for the reasonable and documented expenses incurred by the Purchaser in connection with the transactions contemplated hereby, including reasonable and documented fees of counsel to the Purchaser, up to an amount not to exceed USD $400,000.

7.8.

Amendments and Waivers. Any term of this Agreement may be amended or waived subsequent to the execution hereof only upon the mutual written consent of (i) the Company and (ii) the Requisite Holders. Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon the Purchaser and each Holder and transferee of the Notes and the Company.

7.9.

Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.10.

Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.11.

Entire Agreement. This Agreement and the Note constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.  The Purchaser acknowledges and agrees that neither the Company nor any other Person has made or makes any express or implied representation or warranty, either written or oral, on behalf of the Company (including without limitation any representation or warranty as to the accuracy or completeness of any information regarding the Company furnished or made available to Purchaser) except for the representations and warranties expressly set forth in Section 2 of this Agreement.

7.12.

Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to seeking an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement at law or in equity, and the right of specific enforcement is an integral part of the transactions contemplated by this Agreement.

7.13.

No Recourse. This Agreement may only be enforced against, and any claim, action, suit, or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution, or performance of this Agreement, may only be brought against the Purchaser or any Affiliate of the Purchaser that holds the Note or one or more shares of Common Stock issued pursuant to a conversion of the Note (a “Covered Affiliate”), and then only with respect to the specific obligations set forth herein with respect to the Purchaser or Covered Affiliate, as applicable, and no past, present or future incorporator, manager, partner, direct or indirect investor, Affiliate (to the extent not a Covered Affiliate) or other Representative of the Purchaser or a Covered Affiliate or of any Affiliate (to the extent not a Covered Affiliate) of the Purchaser or a Covered Affiliate, or any of their successors or permitted assigns (collectively, “Nonparty Affiliates”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or action based on, in respect of or by reason of the transactions contemplated hereby. Without limiting the foregoing, to the maximum extent permitted by Law, (i) with respect to disputes under or arising out of this Agreement, each party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of the Purchaser or Covered Affiliate, as applicable, or otherwise impose liability of the Purchaser or Covered Affiliate, as applicable, on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) each party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to enter into, this Agreement. Each of the Nonparty Affiliates is an intended third party beneficiary of this Section 7.13.

7.14.	Governing Law; Waiver of Jury Trial; Dispute Resolution.
(a)

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND THE PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b)

Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York.

(c)

Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any court referred to in the preceding paragraph. Each party hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)

Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.6. Nothing in this Agreement or the Note will affect the right of any party hereto to serve process in any other manner permitted by Law.

7.15.

No Publicity. Without the other party’s prior written consent, each party will not, and will ensure the below persons do not, discuss the existence, terms or conditions of this Agreement or the Note with any Person other than its respective directors, employees, accountants, attorneys and tax advisors. In addition, the Company shall not use the Purchaser’s name, or that of any partner or employee of the Purchaser, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party, or any of its Affiliates, in any manner, context or format (including reference on or links to websites, press releases, etc.) without the prior written consent of the Purchaser, unless used (a) upon the advice of counsel to the Company that such use is required by applicable law, including pursuant to the Company’s public reporting obligations or (b) as part of a press release and/or public SEC filing by the Company announcing an agreement and/or consummation of a transaction contemplated by this Agreement; provided, that in the case of clause (a) and (b) above, the Purchaser shall have reasonable prior opportunity to review and comment on any such disclosure, which comments shall be reasonably included by the Company.

The parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

HUT 8 CORP.

By:	/s/ Asher Genoot
Name: Asher Genoot
Title: Chief Executive Officer

Address: 1101 Brickell Avenue, Suite 1500
Miami, FL 33131

GUARANTOR:

HUT 8 MINING CORP.

By:	/s/ Asher Genoot
Name: Asher Genoot
Title: Chief Executive Officer

Address: 1101 Brickell Avenue, Suite 1500
Miami, FL 33131

The parties have executed this Note Purchase Agreement as of the date first written above.

PURCHASER:

COATUE TACTICAL SOLUTIONS LENDING
HOLDINGS AIV 3 LP, as Purchaser

By: COATUE STRUCTURED FUND GP LLC, its general partner

By:	/s/ Zachary Feingold
Name: Zachary Feingold
Title: Authorized Signatory

EXHIBIT A

FORM OF NOTE

THE OFFER AND SALE OF THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. ANY PROPOSED TRANSFER OR RESALE OF SUCH SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT SUCH TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

FORM OF CONVERTIBLE NOTE

Original Principal Amount: US$150,000,000	Issuance Date: June [•], 2024

FOR VALUE RECEIVED, Hut 8 Corp., a Delaware corporation (the “Issuer”), hereby promises to pay to Coatue Tactical Solutions Lending Holdings AIV 3 LP or its permitted assigns (the “Holder”) the amount set out above as the Original Principal Amount (the “Original Principal Amount”), as such amount may be (i) increased pursuant to the payment of PIK Interest (as defined below), or (ii) reduced pursuant to any conversion or redemption effected in accordance with the terms hereof or pursuant to any repurchase effected in accordance with the terms hereof (the balance of such amount from time to time being the “Accreted Principal Amount”), when due, whether upon the Maturity Date (as defined below), redemption, acceleration, or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof) (the “Note”), is issued pursuant to the Purchase Agreement on the Issuance Date. Certain capitalized terms used herein are defined in Section 23 below. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

1.PAYMENTS OF PRINCIPAL.

(a)The Accreted Principal Amount, together with any accrued and unpaid Interest to the Maturity Date, shall be due and payable on the Maturity Date.

(b)The “Maturity Date” shall initially be June [•], 2029, subject to extension pursuant to Section 1(c).

(c)The Issuer may irrevocably elect to extend the Maturity Date for a period of one year on up to three occasions, provided that (i) the Maturity Date shall in no event be extended later than June [•], 2032 without the mutual consent of the Issuer and the Holders and (ii) such Maturity Date may not be extended if at such time of extension the Issuer has incurred Indebtedness pursuant to clause (ii) of the definition of “Permitted Indebtedness” in the Purchase Agreement that remains outstanding and such Indebtedness has a maturity date or has scheduled amortization or scheduled payments of principal or is subject to mandatory redemption, repurchase, prepayment or sinking fund obligation (other than customary offers to repurchase upon a change of control and customary acceleration rights after an event of default) prior to the date that is 91 days following the Maturity Date as so extended. The Issuer must provide to the Holder no less than 30-days’ notice prior to the then-applicable Maturity Date of such irrevocable election to extend the Maturity Date.

2.INTEREST; INTEREST RATE.

(a)During the term of this Note, Interest shall accrue on the Accreted Principal Amount of this Note at an annual interest rate of 8.00% (the “Interest Rate”), commencing on the Issuance Date. Interest shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 (each, an “Interest Payment Due Date”), commencing September 30, 2024.  Interest shall be payable, at the Issuer’s option, either (i) in cash or (ii) by increasing the Accreted Principal Amount of this Note by the amount of such Interest (with such increased amount thereafter accruing Interest as well on a compounding basis) on each Interest Payment Due Date (“PIK Interest”); provided that if Interest shall not be paid in cash on any Interest Payment Due Date, Interest shall be paid as PIK Interest as set forth above.

(b)If the Issuer intends to pay cash with respect to the Interest due on any Interest Payment Due Date in accordance with Section 2(a), the Issuer shall deliver a written notice of such election (a “Cash Interest Election”) to the Holder on or before the third (3rd) calendar day immediately prior to the applicable Interest Payment Due Date.

(c)If the Issuer has not delivered a Cash Interest Election with respect to an Interest Payment Due Date on or before the third (3rd) calendar day immediately prior to the applicable Interest Payment Due Date, then on such Interest Payment Due Date, the Accreted Principal Amount of this Note will be increased by the amount of Interest payable on such Interest Payment Due Date, and the Issuer shall make a record on its books of such increase. For the avoidance of doubt, PIK Interest that has already been reflected in the Accreted Principal Amount as of the relevant date shall not also be included in any calculation of accrued and unpaid Interest.

(d)Interest hereunder will be paid to the Holder as provided in Section 17(b). All Interest will be computed on the basis of a 360-day year of twelve (12) 30-day months.

3.CONVERSION BY THE HOLDER.

(a)Conversion Right. Upon compliance with the provisions of this Section 3, the Holder shall have the right to convert all or any portion of the Accreted Principal Amount plus accrued and unpaid Interest to, but not including, the date of conversion into shares of the Issuer’s Common Stock, par value $0.01 per share (the “Common Stock”), at any time prior to 5:00 p.m. New York City time on the Trading Day immediately preceding the Maturity Date (as may be extended), in each case, at the then applicable Conversion Price (the “Conversion Right”); provided, that the Issuer may elect to pay such accrued and unpaid Interest in cash in lieu of conversion.

(b)Mechanics of Conversion.

(i)In order to exercise its rights pursuant to the Conversion Right, the Holder shall deliver written notice in the form of Exhibit I to the Issuer stating that the Holder elects to convert all or part of the Accreted Principal Amount represented by this Note. Such notice shall state the Accreted Principal Amount which the Holder seeks to convert. The date contained in the notice (which date shall be no earlier than the Trading Day immediately following the date of the notice) shall be the date of conversion of the Note (such date of conversion, the “Conversion Date”) and the Holder shall be deemed to be the beneficial owner of the underlying shares of Common Stock (the “Conversion Shares”) as of such date.

(ii)Not later than two (2) Trading Days following the Conversion Date (which may be extended if required by the Issuer’s transfer agent), the Issuer shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder is entitled and, in the case where only part of a Note is converted, the Issuer shall execute and deliver (at its own expense) a new Note of any authorized denomination as requested by the Holder in an aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of the Note so surrendered. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of Note, provided the Issuer’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder, the Issuer shall (and shall cause its transfer agent to), electronically transmit the shares of Common Stock issuable upon conversion of this Note to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, if such DWAC system is available for the issuance of such shares of Common Stock under the terms of this Note and the Purchase Agreement. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to Section 3 shall be deemed to have been made immediately prior to the opening of business on the applicable Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated as the beneficial owner of such shares of Common Stock at the opening of business on the applicable Conversion Date.

(iii)No fractional shares of Common Stock shall be issued upon any conversion of the Note pursuant to this Section 3. In lieu of fractional shares, the Issuer shall pay cash equal to such fraction multiplied by the Closing Price of the Common Stock on the Conversion Date.

(iv) Upon conversion pursuant to this Section 3 or Section 5, the Holder shall not receive any separate cash payment for accrued and unpaid Interest except as set forth in Section 3(a).

(c)Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 3 the Conversion Price and the number of Conversion Shares issuable on conversion of the Note shall be subject to adjustment, without duplication, from time to time as provided in this Section 3.

(d)Adjustment for Share Splits and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, recapitalization or otherwise) into a greater number of shares of Common Stock or combined (whether by consolidation, reverse stock split or otherwise) into a lesser number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective.

(e)Adjustment for Certain Dividends and Distributions. In the event the Issuer at any time or from time to time after the Issuance Date shall make or issue a dividend or other distribution, other than in a Spin-Off (as defined below), payable in (x) additional shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock issuable in payment of such dividend or distribution or (y) in cash, then and in each such event, the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the Closing Price on the Trading Day immediately preceding the ex-dividend date for such dividend and distribution minus the amount in cash per share of Common Stock that the Issuer dividends or distributes, and the denominator of which shall be the Closing Price on the Trading Day immediately preceding the ex-dividend date for such dividend and distribution.

(f)Distributions of Equity Securities, Indebtedness, other Securities, Assets or Property. If the Issuer distributes shares of its Equity Securities, evidences of its Indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Equity Securities or other securities to all or substantially all holders of Common Stock, excluding:

(i) dividends or distributions as to which adjustment is required to be effected pursuant to clause (e) or (g) of this Section 3;

(ii)rights issued to all holders of the Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with the Common Stock and the plan provides that the Holder of the Note will receive such rights along with any Common Stock received upon conversion of the Note;

(iii)Spin-Offs described below in this clause (f),

then the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×	SP0 – FMV
SP0

where,

CP1 =	the Conversion Price in effect immediately after the open of business on the ex-dividend date for such distribution;

CP0 =	the Conversion Price in effect immediately prior to the open of business on the ex-dividend date for such distribution;
SP0 =	the average of the Closing Prices over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution; and

FMV =

the fair market value (as determined by the Board of Directors in good faith) of the shares of Equity Securities, evidences of Indebtedness, securities, assets or property distributed with respect to each outstanding share of the Common Stock immediately prior to the open of business on the ex-dividend date for such distribution.

Any decrease made under the portion of this clause (f) above shall become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased to be the Conversion Price that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, the Holder of the Note may elect to receive at the same time and upon the same terms as holders of shares of Common Stock without having to convert its Note, the amount and kind of the Equity Securities, evidences of the Issuer’s Indebtedness, other assets or property of the Issuer or rights, options or warrants to acquire its Equity Securities or other securities of the Issuer that such holder would have received as if such holder owned a number of shares of Common Stock into which the Note were convertible at the Conversion Price in effect on the ex-dividend date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this clause (f) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Closing Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-dividend date for such distribution.

With respect to an adjustment pursuant to this clause (f) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Equity Securities of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Issuer that will be, upon distribution, listed on a U.S. national or regional securities exchange (a “Spin-Off”), the Conversion Price shall not be adjusted. In lieu of such adjustment, the Issuer and the Requisite Holders shall negotiate in good faith an adjustment or other mechanism to give effect to such Spin-Off. To the extent such mutual agreement is not reached prior to the consummation of the Spin-Off, within three (3) Business Days of the last Trading Day of the Valuation Period, the Issuer shall pay to the Holder an amount in cash equal to the Spin-Off Adjustment Amount.

For purposes of the immediately preceding paragraph, the following definitions shall apply:

“Adjusted Spin-Co FMV” means the average of the Daily VWAP of a Spin-Off Transaction Share over the twenty (20) consecutive Trading Days immediately following but including the Spin-Off Ex-Dividend Date (the “Valuation Period”) multiplied by the ratio of Spin-Off Transaction Shares to shares of Common Stock, based on the number of shares of Common Stock outstanding as of the Spin-Off Ex-Dividend Date.

“Daily VWAP” means the consolidated volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such Common Stock (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available).in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Spin-Co” means the entity that directly or indirectly owns the applicable assets and liabilities of all or substantially all of the business being transferred pursuant to the Spin-Off.

“Spin-Off Adjustment Amount” means the Adjusted Spin-Co FMV multiplied by the number of shares of Common Stock into which the Holder’s Note would be convertible pursuant to Section 3 as of the last

Trading Day of the Valuation Period, based on the number of shares of Common Stock outstanding as of the Spin-Off Ex-Dividend Date.

“Spin-Off Ex-Dividend Date” means, in connection with a Spin-Off Transaction, the first date on which shares of the applicable common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Issuer or Spin-Co, as applicable, on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market; provided, that if the applicable common stock does not trade on an exchange or market, the “Spin-Off Ex-Dividend Date” shall mean the record date for such issuance, dividend or distribution.

“Spin-Off Transaction Share” means one share of common stock of Spin-Co.

If the Conversion Date for any Note to be converted occurs on or during the Valuation Period, then, notwithstanding anything to the contrary in this Note, the Issuer will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of the Valuation Period.

(g)Adjustment for Reclassification, Exchange or Substitution. If the shares of Common Stock issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, share dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 3), then and in each such event the Holder’s right to receive Conversion Shares upon conversion of this Note shall be automatically changed into the right to convert this Note into the kind and amount of shares and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which the Note might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(h)Distributions of Rights, Options or Warrants. If the Issuer shall distribute to all or substantially all holders of its Common Stock any rights, options or warrants (other than rights, options or warrants distributed in connection with a stockholders’ rights plan, in which case the provisions of Section 3(j) shall apply) entitling them to purchase, for a period of not more than 45 calendar days from the announcement date for such distribution, shares of the Common Stock at a price per share less than the average of the Closing Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement date for such distribution, the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×
OS0 + X
OS0 + Y

where,

CP1	=	the Conversion Price in effect immediately after the open of business on the ex-dividend date for such distribution;

CP0	=	the Conversion Price in effect immediately prior to the open of business on the ex-dividend date for such distribution;

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;

X	=

the number of shares of the Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Prices over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date of such distribution; and

Y	=	the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants.

For the avoidance of doubt, any decrease made under this clause (h) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the ex-dividend date for such distribution. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Price shall be increased to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of the Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased to the Conversion Price that would then be in effect if such record date for such distribution had not occurred.

For purposes of this clause (h), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Closing Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Issuer for such rights, options or warrants and any amount payable upon exercise or conversion thereof, the value of such consideration, if other than cash, as reasonably determined by the Issuer in good faith.

(i)Adjustments for Tender Offers or Exchange Offers. If the Issuer or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration, as determined as of the Expiration Time in the reasonable good faith of the Issuer, included in the payment per share of the Common Stock exceeds the average of the Closing Prices over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Price shall be decreased based on the following formula:

CP1	=	CP0	×
SP1 × OS0
AC + (SP1 × OS1)

where,

CP1	=	the Conversion Price in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CP0	=	the Conversion Price in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Issuer in good faith) paid or payable for shares purchased or exchanged in such tender or exchange offer;

SP1	=	the average of the Closing Prices of the Common Stock of over the ten (10) consecutive Trading Day period beginning on, and including, the Trading Day next succeeding the Expiration Date;

OS1	=

the number of shares of the Common Stock outstanding immediately after the close of business on the Expiration Date (adjusted to give effect to the purchase or exchange of all shares accepted for purchase in such tender offer or exchange offer); and

OS0	=	the number of shares of the Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to such tender offer or exchange offer).

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 3(i), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 3(i) will be calculated as of the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. If the Conversion Date for any Note to be converted occurs on the Expiration Date or during a Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Issuer will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last Trading Day of such Tender/Exchange Offer Valuation Period.

(j)Stockholders’ Rights Plan. To the extent that any stockholders’ rights plan adopted by the Issuer is in effect upon conversion of the Note, the Holder of Note will receive, in addition to any shares of Common Stock due upon conversion, the appropriate number of rights, if any, under the applicable rights agreement (as the same may be amended from time to time). However, if, prior to any conversion, the rights have separated from the shares of the Common Stock in accordance with the provisions of the applicable stockholders’ rights plan, the Conversion Price will be adjusted at the time of separation as if the Issuer distributed to all holders of the Common Stock, shares of Equity Securities, evidences of Indebtedness, securities, assets or property as described in clause (h) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(k)Except as stated in this Section 3, the Issuer shall not adjust the Conversion Price for the issuances of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities.

(l)Reorganizations, Mergers, Consolidations or Asset Sales. If at any time after the Issuance Date there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Issuer’s assets or reorganization involving the shares of Common Stock (collectively, a “Capital Reorganization”) (other than a merger, consolidation, sale of assets, recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 3), as part of such Capital Reorganization, provision shall be made so that the Holder will thereafter be entitled to receive upon conversion of this Note the number of shares or other securities or property of the Issuer to which a holder of the number of shares of Common Stock deliverable upon conversion immediately prior to such Capital Reorganization would have been entitled on such Capital Reorganization, subject to adjustment in respect to such shares or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the Capital Reorganization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note) and the provisions of this Note will be applicable after that event and be as nearly equivalent as practicable. In the event that the Issuer is not the surviving entity of any such Capital Reorganization, the Note shall become a Note of such surviving entity, with the same powers, rights and preferences as provided herein.

(m)Certificate as to Adjustments or Distributions. Upon the occurrence of each adjustment of the Conversion Price or distribution to the Holder pursuant to this Section 3, the Issuer at its expense shall promptly compute such adjustment or distribution in accordance with the terms hereof and furnish to the Holder a certificate setting forth the terms of such adjustment or distribution and showing in detail the facts upon which such adjustment or distribution are based and shall file a copy of such certificate with its corporate records.

(n)Notice of Record Date. In the event: (i) that the Issuer declares a dividend (or any other distribution) on its Common Stock payable in shares of Common Stock, securities, or other assets, rights or properties; (ii) that the Issuer subdivides or combines its outstanding shares of Common Stock; (iii) of any reclassification of the shares of Common Stock (other than a subdivision or combination of the Issuer’s outstanding shares of Common Stock or a share dividend or share distribution thereon); (iv) of any Capital Reorganization; (v) of a Spin-Off; or (vi) of the involuntary or voluntary dissolution, liquidation or winding up of the Issuer, then the Issuer shall notify the Holder in writing, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in (B) below, a notice stating: (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or (B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.

(o)Notice of Adjustment to Conversion Price. The Issuer will provide prompt written notice to the Holder upon the occurrence of any adjustment to the Conversion Price.

(p)Apportionment of Converted Note Value. On any Conversion Date, the Original Principal Amount and the PIK Interest as of such Conversion Date will each be deemed to have been ratably reduced by the portion of the Accreted Principal Amount converted into shares of Common Stock on such Conversion Date.

4.REPURCHASE RIGHT UPON A FUNDAMENTAL CHANGE.

(a)Upon the occurrence of a Fundamental Change, the Holder will have the right to require the Issuer to repurchase all, but not less than all, of the Note pursuant to this Section 4 (the “Fundamental Change Offer”) at an offer price in cash equal to:

(i)if the Implied Valuation Price is at least $11.50, 150% of the Original Principal Amount as of the Fundamental Change Payment Date, or

(ii)if the Implied Valuation Price is less than $11.50, the Accreted Principal Amount, plus accrued and unpaid Interest thereon, as of the Fundamental Change Payment Date ((i) or (ii), as applicable, the “Fundamental Change Payment”)).

(b)On or before the 30th calendar day after a Fundamental Change, the Issuer shall give to the Holder notice (the “Fundamental Change Notice”) of the occurrence of the Fundamental Change and of the Holder’s right to receive the Fundamental Change Payment arising as a result thereof. Each notice of the Holder’s right to participate in the Fundamental Change Offer (the “Fundamental Change Repurchase Right”) shall state:

(i)the date on which this Note shall be repurchased (the “Fundamental Change Payment Date”), which date shall be no later than 60 calendar days from the date of the Issuer’s delivery of the Fundamental Change Notice;

(ii)the date by which the Fundamental Change Repurchase Right must be exercised as set forth in Section 4(c);

(iii)the amount of the Fundamental Change Payment;

(iv)a description of the procedure which the Holder must follow to exercise the Fundamental Change Repurchase Right, and the place or places where this Note is to be surrendered for payment of the Fundamental Change Payment; and

(v)the Conversion Price then in effect.

No failure by the Issuer to give the Fundamental Change Notice and no defect in any Fundamental Change Notice shall limit the Holder’s right to exercise its Fundamental Change Repurchase Right or affect the validity of the proceedings for the repurchase of this Note.

(c)To exercise the Fundamental Change Repurchase Right, the Holder shall deliver to the Issuer, on or before the date that is two (2) Trading Days prior to the Fundamental Change Payment Date, (i) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the Original Principal Amount or Accreted Principal Amount, as applicable, to be repurchased, and a statement that an election to exercise the Fundamental Change Repurchase Right is being made thereby, and (ii) the Note with respect to which the Fundamental Change Repurchase Right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Note shall continue until 5 p.m. (Eastern Time) on the date that is two (2) Trading Days preceding the Fundamental Change Payment Date.

(d)On the Fundamental Change Payment Date, the Issuer will (i) accept for payment this Note when properly tendered pursuant to the Fundamental Change Offer and (ii) deliver cash in the amount of the Fundamental Change Payment to the Holder in respect of this Note or portions thereof so tendered.

(e)The Issuer will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of this Note as a result of a Fundamental Change or an Optional Redemption.

(f)Notwithstanding the foregoing, the Issuer shall not be required to repurchase, or to make an offer to repurchase, this Note upon a Fundamental Change if (i) a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Section 4, (ii) if the purchase of this Note by such third party would otherwise be permitted pursuant to the Purchase Agreement and (iii) such third party purchases this Note when validly surrendered under such offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Issuer as set forth in this Section 4.

5.OPTIONAL REDEMPTION.

(a)At any time and from time to time on or after June [•], 2026 and on or before the Trading Day immediately preceding the Maturity Date, the Issuer has the right, at its sole election, to redeem all or a portion of the Accreted Principal Amount for a redemption price in cash (the “Redemption Price”) equal to the Accreted Principal Amount being redeemed including accrued and unpaid Interest on the Accreted Principal Amount being redeemed to, but excluding, the applicable Redemption Date, provided that:

(i)the Closing Price of the Common Stock is at least 150% of the then-applicable Conversion Price on at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Issuer provides the Issuer Redemption Notice (the “Issuer Redemption Measurement Period”);

(ii)either (A) a resale registration statement is in effect with respect to any Conversion Shares at such time and usable for sale by the Holder immediately upon any conversion at such time, or (B) the Conversion Shares that would be deliverable at such time to the extent the Holder converts the Note or a portion thereof pursuant to Section 3 hereof would be freely tradeable by the Holder pursuant to Rule 144 under the Securities Act of 1933 (including without any restriction on volume); and

(iii)the maximum amount of the Holder’s Accreted Principal Amount that may be redeemed pursuant to this Section 5(a) on any given Trading Day shall be the amount such that the number of Conversion Shares issuable upon any conversion of such Accreted Principal Amount at the then-applicable Conversion Price would not exceed 100% of the average daily trading volume, after giving effect to such conversion, of the Common Stock on the applicable U.S. Exchange on the first twenty chronological Trading Days of the Issuer Redemption Measurement Period that satisfy the Closing Price condition set forth in Section 5(a)(i).

(b)If payment of this Note has been accelerated as the result of an Event of Default or in connection with a Fundamental Change, and such acceleration has not been rescinded on or before the Issuer Redemption Date, then the Issuer may not redeem this Note pursuant to this Section 5.

(c)The Issuer Redemption Date for any Optional Redemption will be a Trading Day of the Issuer’s choosing that is no more than thirty (30) Trading Days, nor less than ten (10) Trading Days after the Issuer Redemption Notice Date for such Optional Redemption.

(d)To redeem this Note pursuant to this Section 5, the Issuer must send to the Holder a written notice of such Optional Redemption (a “Issuer Redemption Notice”). The Issuer Redemption Notice must state: (i) that this Note is being redeemed pursuant to this Section 5, (ii) the Issuer Redemption Date for such redemption; and (iii) the Conversion Price in effect on the Issuer Redemption Notice Date for such redemption.

(e)On the Issuer Redemption Date, the Issuer will (i) accept for payment this Note and (ii) deliver cash in the amount of the applicable Redemption Price to the Holder in respect of this Note or portions thereof so tendered.

6.SUBSIDIARY GUARANTEE. The payment by the Issuer of all amounts due with respect to the Note and the performance by the Issuer of its obligations hereunder will be absolutely and unconditionally guaranteed initially by Hut 8 Mining Corp. pursuant to the guaranty agreement substantially in the form attached to the Purchase Agreement and made a part hereof.

7.DEFAULT. This Note shall be subject to the Event of Default provisions, including any applicable cure periods, set forth in Section 6.3 of the Purchase Agreement. Upon the occurrence of an Event of Default that has not been timely cured or waived, the Interest Rate shall be increased to 9.00% per annum for the period commencing on the date of the Event of Default and terminating on the date on which such Event of Default has been cured or waived, after which the Interest Rate shall return to 8.00% per annum.

8.REMEDIES. On the occurrence of an Event of Default that has not been timely cured as provided in the Purchase Agreement:

(a)Acceleration of Note. If an Event of Default shall have occurred and be continuing, then the Acceleration Holders may, at such Acceleration Holders’ option, declare all sums due pursuant to the Note to be immediately due and payable, whereupon the same will become forthwith due and payable and the Acceleration Holders will be entitled to proceed to selectively and successively enforce the their rights under the Purchase Agreement or any other instruments delivered to the Purchaser in connection with the Purchase Agreement (including the Note); provided, however, that the occurrence of any Event of Default of the type specified in Section 6.3(f) of the Purchase Agreement shall cause the aggregate Repayment Amount to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Issuer. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by a holder of the Note shall constitute a waiver, election or acquiescence by it.

(b)Waiver of Default. The holders of the Note shall, upon execution of an instrument or instruments in writing signed by the Requisite Holders, waive (and shall be deemed to have waived) any Event of Default which has occurred together with any of the consequences of such Event of Default and, in such event, such holders and the Issuer will be restored to their respective former positions, rights and obligations hereunder; provided that, with respect to any Event of Default under Sections 6.3(a) or 6.3(f) of the Purchase Agreement, such waiver shall only be effective with respect to this Note if consented to in writing by a holder hereunder. Any Event of Default so waived will, for all purposes of this Note with respect to such holder, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.

(c)Dissolution, Liquidation or Winding-Up. Notwithstanding anything in this Section 8, in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer constituting an Event of Default, the Holder will automatically be entitled to receive and to be paid out of the assets of the Issuer available for distribution an amount equal to the Accreted Principal Amount, plus any accrued and unpaid Interest to the date fixed for such dissolution, liquidation or winding-up.

(d)Delays, etc. No failure on the part of the Holder to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.

9.RESERVATION OF AUTHORIZED SHARES. So long as the Note is outstanding, the Issuer shall, on or prior to the date of conversion of the Note or any portion thereof, take all action necessary to reserve the requisite number of shares of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such that the number of shares of Common Stock shall be duly and validly reserved and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the Common Stock will be duly and validly issued, fully paid and nonassessable.

10.VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as expressly provided in this Note or with respect to the Common Stock issuable upon conversion of this Note.

11.AMENDMENT AND WAIVER. This Note, and any of the terms and provisions hereof, may be amended from time to time with (and only with) the written consent of the Requisite Holders and the Issuer; provided that the Issuer shall be entitled to amend this Note to surrender or waive any right on the part of the Issuer. The Requisite Holders may waive compliance by the Issuer with any of the terms hereof. Any amendment or waiver to which the Requisite Holders have consented in writing shall be binding upon all holders of the Note. Notwithstanding the foregoing or anything herein to the contrary, without the written consent of all holders of this Note, this Note may not be amended to (i) change the stated maturity of the principal of, or the payment date of any installment of Interest on, this Note; (ii) reduce the principal of this Note, or any Interest on, this Note or alter or waive the provisions with respect to the redemption of this Note; (iii) change the place or currency of payment of principal of, or any Interest on, this Note; (iv) adversely affect the right of the holders of this Note to convert this Note; or (v) modify the consent requirements for any modification to or amendment of any provision of this Note.

12.TRANSFER AND RELATED PROVISIONS.

(a)Except as provided in, and subject to, Section 6.5 of the Purchase Agreement or pursuant to an offer pursuant to Section 4(f) hereof, this Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Issuer.

(b)The Issuer shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the holders of this Note and the Accreted Principal Amount (and stated interest) of the Note held by such holders. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer and the holders of the Note shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal hereunder, notwithstanding notice to the contrary. A Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of the Note by a holder of such Note and the physical surrender of this Note to the Issuer, the Issuer shall record the information contained therein in the Register and issue one or more new Notes, the aggregate Accreted Principal Amount of which is the same as the entire Accreted Principal Amount of the surrendered Note, to the designated assignee or transferee pursuant to Section 12(b).

(c)If the Note is the subject of a bona fide pledge made by the Holder in connection with a bona fide loan or other extension of credit pursuant to Section 6.5(b) of the Purchase Agreement, such pledged Note shall be automatically converted in full to Common Stock pursuant to the terms herein upon a foreclosure of such loan or extension of credit pursuant to Section 6.5(b) of the Purchase Agreement.

13.REISSUANCE OF THIS NOTE.

(a)Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 13(d)), registered as the Holder may request, representing the Accreted Principal Amount of the Note being transferred by the Holder and, if less than the entire Accreted Principal Amount of the Note held by the Holder is being transferred, a new Note (in accordance with Section 13(d)) to the Holder representing the Accreted Principal Amount of the Note not being transferred with appropriate legends for original issue discount to the extent required by Treasury Regulation 1.1275-3. The Holder and any transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 13(d) following conversion of any portion of this Note, the Original Principal Amount and/or the Accreted Principal Amount represented by this Note may be less than the Original Principal Amount stated on the face of this Note.

(b)Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Issuer in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Holder a new Note (in accordance with Section 13(d)) representing the Accreted Principal Amount.

(c)Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Issuer, for a new Note or Notes (in accordance with Section 13(d)) representing in the aggregate the Accreted Principal Amount of this Note, and each such new Note will represent such portion of such Accreted Principal Amount as is designated by the Holder at the time of such surrender.

(d)Issuance of New Notes. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the remaining Accreted Principal Amount (or in the case of a new Note being issued pursuant to Section 13(a) or Section 13(c), the Accreted Principal Amount designated by the Holder which, when added to the aggregate Accreted Principal Amount represented by the other new Notes issued in connection with such issuance, does not exceed the remaining Accreted Principal Amount under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, (v) shall represent accrued and unpaid Interest on the Accreted Principal Amount of this Note, if any, from the Issuance Date; and (vi) shall be timely prepared and issued by the Issuer, but in no event shall the Issuer issue such new Note more than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Issuer pursuant to Section 13(b), as the case may be.

14.REMEDIES. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

15.CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Issuer and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

16.FAILURE OR INDULGENCE NOT WAIVER. The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note or the Purchase Agreement unless such waiver shall be in writing and signed by the Holder, and then only to the extent specifically set forth therein.

17.NOTICES AND PAYMENTS.

(a)Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 7.6 of the Purchase Agreement.

(b)Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds to such account as may be provided to the Issuer by the Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Due Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. All payments to be made by the Issuer under this Note to the Holder shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes, unless such deduction or withholding is required by law, in which case the Issuer shall withhold such taxes and such withheld amounts shall be treated as paid to the Holder to extent they are remitted to the appropriate taxing authority, and no additional amounts shall be required to be made by the Issuer to such person with respect to such taxes deducted or withheld; provided, however, all payments to be made by the Issuer under this Note in respect of Interest to the Holder who has timely provided a properly completed and valid (i) Internal Revenue Service Form W-9 certifying that such person is not subject to United States federal backup withholding or (ii) applicable Internal Revenue Service Form W-8 (with applicable attachments) completed as required to claim the benefit of the portfolio interest exemption, applicable tax treaty, or other complete exemption from U.S. source interest withholding tax that, in each case, remains valid, shall be paid free and clear of and without any deduction or withholding for or on account of, any and all United States federal income taxes, unless otherwise required by a change in applicable law (or interpretation thereof) after the date hereof or pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of any state, local or foreign law). Without limiting the foregoing, the Holder shall pay or reimburse the Issuer for any tax withholding required to be paid by the Issuer with respect to any deemed dividend under the Note to the extent the Issuer is unable to timely satisfy such withholding (including any interest and penalties that may be imposed thereon) by offsetting amounts otherwise payable to the Holder (including Common Stock deliverable upon conversion of the Note), including in the event that a taxing authority determines that any deemed dividend under the Note should have been subject to withholding (or to additional withholding), and the Issuer shall timely remit such amounts to the applicable taxing authority. The Issuer agrees to keep any tax forms or certifications provided by the Holder pursuant to this Section 17(b) or Section 7.1 of the Purchase Agreement confidential, except as the Issuer reasonably determines in good faith to be necessary to comply with applicable law. The Issuer shall pay any and all stock transfer, documentary stamp and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of any Note other than any such taxes that are payable in respect of any transfer by which the issuance and delivery of shares of Common Stock are in a name other than that in which the Note so converted was registered.

18.WAIVER OF NOTICE. To the extent permitted by law, the Issuer hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

19.GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Issuer hereby submits to the exclusive jurisdiction of the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Issuer in any other jurisdiction to collect on the Issuer’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.

20.[RESERVED]

21.NO FIDUCIARY DUTY. A holder of all or part of the Note or its Affiliates may have interests, economic or otherwise, that conflict with those of other holders of the Note, their equityholders and/or their Affiliates.

22.BENEFICIAL OWNERSHIP LIMITATION. Notwithstanding anything to the contrary contained herein, the Issuer shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note, pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 22.  For purposes of this Section 22 beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of this Note, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Issuer’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Issuer or (3) any other written notice by the Issuer or the Transfer Agent (as defined in the Note Purchase Agreement) setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Issuer receives a conversion notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Issuer shall promptly notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such conversion notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 22, to exceed the Maximum Percentage, the Holder must notify the Issuer of a reduced number of conversion shares to be issued pursuant to such conversion notice. For any reason at any time, upon the written or oral request of the Holder, the Issuer shall within one (1) Trading Day confirm in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 22 to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 22 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

23.CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)“Acceleration Holders” means holders of at least 25% of the aggregate Accreted Principal Amount of the then outstanding Note.

(b)“Affiliate” has the meaning set forth in Rule 144 under the Securities Act

(c)“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issuance of this Note, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(d)“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, NY or Toronto, Ontario are authorized or required by law to remain closed.

(e)“Closing Price” of the shares of Common Stock on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock, in each case as quoted on The Nasdaq Global Select Market or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.

(f)“Code” means the U.S. Internal Revenue Code of 1986, as amended.

(g)“Conversion Price” means $16.395, subject to adjustment as provided in Section 3.

(h)“Equity Securities” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof, and in any event includes any stock, any partnership interest, any limited liability company interest and any other interest, right or security convertible into, or exchangeable or exercisable for, capital stock, partnership interests, limited liability company interests or otherwise having the attendant right to vote for directors or similar representatives.

(i)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)“Fundamental Change” means either (i) a Change of Control and (ii) a Termination of Trading.

(k)“Implied Valuation Price” means (i) in the case of a Change of Control, the cash value or fair market value, as determined by the Issuer in good faith and in a commercially reasonable manner, of the per-share consideration received by holders of the Issuer’s Common Stock pursuant to such Change of Control or (ii) in the case of a Termination of Trading, the last-reported Closing Price on a U.S. Exchange prior to the Termination of Trading on such U.S. Exchange, in each case, giving proportionate effect to any adjustments from the Issuance Date to the time immediately prior to the applicable Fundamental Change to the Conversion Price as set forth herein.

(l)“Interest” means interest on any Accreted Principal Amount from time to time, in the manner and at the rates specified in Section 1(c) hereof.

(m)“IRS” means the United States Internal Revenue Service.

(n)“Issuer Redemption Date” means the date fixed for the conversion of this Note by the Issuer pursuant to an Optional Redemption.

(o)“Issuer Redemption Notice Date” means, with respect to an Optional Redemption, the date on which the Issuer sends the Issuer Redemption Notice for such Optional Redemption pursuant to Section 5.

(p)“Issuance Date” means June [•], 2024.

(q)“Person” means an individual or legal entity, including but not limited to a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

(r)“Optional Redemption” means the redemption of this Note by the Issuer pursuant to Section 5.

(s)“Purchase Agreement” means that certain Convertible Note Purchase Agreement, dated as of June 21, 2024, by and among the Issuer and Coatue Tactical Solutions Lending Holdings AIV 3 LP pursuant to which the Issuer issued the Note.

(t)“Requisite Holders” means holders of the Note holding a majority of the aggregate Accreted Principal Amount of the then outstanding Note.

(u)“SEC” means the United States Securities and Exchange Commission.

(v)“Termination of Trading” shall be deemed to occur if the Common Stock (or other common equity into which the Note is then convertible) is not listed for trading on any U.S. Exchange.

(w)“Trading Day” means, with respect to the Common Stock, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on The Nasdaq Stock Market, LLC (or its successor) or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.

(x)“U.S. Exchange” means the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).

24.PRIORITY. This Note constitutes senior indebtedness of the Issuer and is equal in right of payment to all other senior indebtedness of the Issuer.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the Issuance Date set out above.

HUT 8 CORP.

By:
Name:
Title:

Exhibit I

HUT 8 CORP.

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Hut 8 Corp. (the “Issuer”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Accreted Principal Amount (as defined in the Note) of the Note indicated below into shares of Common Stock (as defined in the Note) as indicated below, as of the date specified below.

Date of Conversion:

Accreted Principal Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of the Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Authorization:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

Address:
(if physical delivery)

By:
Title:
Dated:

EXHIBIT B

FORM OF GUARANTY

SUBSIDIARY GUARANTY AGREEMENT

This SUBSIDIARY GUARANTY AGREEMENT, dated as of June [•], 2024 (this "Guaranty") is entered into by Hut 8 Mining Corp., a corporation incorporated under the laws of British Columbia (the "Guarantor").

R E C I T A L S

(A)The Guarantor is a subsidiary of Hut 8 Corp., a corporation organized under the laws of the State of Delaware (the "Issuer").

(B)The Issuer and the Guarantor have entered into a Note Purchase Agreement, dated as of June 21, 2024 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Note Purchase Agreement") with Coatue Tactical Solutions Lending Holdings AIV 3 LP (the "Holder"), providing for, among other things, the issuance and sale by the Issuer to the Holder of an 8.00% convertible note due 2028 (the "Note").

(C)The Holder has required as a condition of its purchase of the Note that the Guarantor enter into this Guaranty to induce the Holder to purchase the Note and thereby benefit the Issuer and the Guarantor by providing funds to the Issuer.

NOW, THEREFORE, as required by the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Guarantor does hereby covenant and agree as follows:

1.DEFINITIONS.

Capitalized terms used herein shall have the meanings set forth in the note unless defined herein or the context shall otherwise require.

2.GUARANTY OF NOTE AND NOTE PURCHASE AGREEMENT.

(a)The Guarantor does hereby irrevocably, absolutely and unconditionally guarantee unto the Holder: (1) the full and punctual payment of the Accreted Principal Amount and Interest on the Note from time to time outstanding, fees, expenses and all other amounts due under the Note Purchase Agreement, as and when such payments shall become due and payable whether by lapse of time, upon repurchase or conversion, by extension or by acceleration or declaration or otherwise (including, to the extent permitted by applicable law, interest due on overdue payments of principal or interest at the rate set forth in the Note and interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, insolvency, receivership, reorganization, moratorium or similar proceeding involving the Issuer, whether or not allowed in such proceeding) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts and (2) the full and punctual performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Note and the Note Purchase Agreement (collectively, (1) and (2) the “Guaranteed Obligations”).

(b)Notwithstanding any other provision hereof, the right of recovery against Guarantor under Section 2(a) hereof shall be limited to the maximum amount that can be guaranteed by Guarantor without rendering Guarantor’s obligations under Section 2(a) hereof void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law.

3.GUARANTY OF PAYMENT AND PERFORMANCE.

This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not merely of collection) and the Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of the Note or the Note Purchase Agreement be brought against the Issuer or that resort be had to any direct or indirect security for the Note or for this Guaranty or any other remedy. The Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when past due, the payment of which is guaranteed hereby, without first proceeding against the Issuer and without first resorting to any direct or indirect security for the Note or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Holder of any direct or indirect security for, or other guaranties of, any indebtedness, liability or obligation of the Issuer to the Holder or by any failure, delay, neglect or omission by the Holder to realize upon or protect any such guarantees, indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by the Holder.

4.GENERAL PROVISIONS RELATING TO THE GUARANTY.

(a)The Guarantor hereby consents and agrees that the Holder from time to time, without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as the Holder may deem advisable:

(i)extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any indebtedness, liability or obligation of the Issuer, amend the Note to increase the obligations thereunder, or waive any Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note or the Note Purchase Agreement or any other agreement or, subject to Section 6, of this Guaranty with respect to the Guarantor, waive, modify, amend or change any provision of this Guaranty; or

(ii)sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, the Holder as direct or indirect security for the payment or performance of any indebtedness, liability or obligation of the Issuer or of any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Issuer under the Note or the Note Purchase Agreement; or

(iii)settle, adjust or compromise any claim of the Issuer against any other Person secondarily or otherwise liable for any indebtedness, liability or obligation of the Issuer under the Note or the Note Purchase Agreement.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)The Guarantor hereby waives, to the fullest extent permitted by law:

(i)notice of acceptance of this Guaranty by the Holder or of the creation, renewal or accrual of any liability of the Issuer, present or future, or of the reliance of the Holder upon this Guaranty (it being understood that every indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);

(ii)demand of payment by the Holder from the Issuer;

(iii)presentment for the payment by the Holder of the Note or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor; and

(iv)notice of default and notice of nonpayment to or upon the Borrower with respect to the Guaranteed Obligations.

The obligations of the Guarantor under this Guaranty and the rights of the Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:

(i)the genuineness, validity, regularity or enforceability of the Note, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer or any other Person on or in respect of the Note or under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Note or to execute and deliver the Note Purchase Agreement or any other agreement or of the Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Issuer as a legal entity; or

(ii)any default, failure or delay, willful or otherwise, in the performance by the Issuer or the Guarantor of any obligations of any kind or character whatsoever under the Note, the Note Purchase Agreement, this Guaranty or any other agreement;

(iii)any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the Issuer or in respect of the property of either the Issuer or the Guarantor or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Issuer or the Guarantor; or

(iv)any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guaranteed Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or Guarantor for the Guaranteed Obligations, whether in a bankruptcy or insolvency proceeding or in any other instance;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the Accreted Principal Amount and Interest on the Note in accordance with their respective terms whenever the same shall become due and payable as in the Note provided, at the place specified in and all in the manner and with the effect provided in the Note and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Note or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Note or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

(d)All rights of the Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of the Note whether with or without the consent of or notice to the Guarantor under this Guaranty or to the Issuer.

(e)To the extent of any payments made under this Guaranty, the Guarantor shall be subrogated to the rights of the Holder, but the Guarantor covenants and agrees that such right of subrogation and any and all claims of the Guarantor against the Issuer or any endorser or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Note and satisfaction by the Issuer of its obligations under the Note Purchase Agreement and by the Guarantor of its obligation under this Guaranty, and the Guarantor shall not take any action to enforce such right of subrogation, and the Guarantor shall not accept any payment in respect of such right of subrogation, until all of the Note and all amounts payable by the Guarantor hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer under the Note Purchase Agreement and of the Guarantor under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Issuer, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Issuer shall be and hereby are subordinated to the rights, if any, of the Holder in those assets. The Guarantor shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Note and the obligations of the Issuer under the Note Purchase Agreement shall have been paid in cash in full and satisfied.

(f)The Guarantor agrees that to the extent the Issuer makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor's obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to the Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

(g)The Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantor or in payment of any or all of the liabilities of the Issuer under or in respect of the Note and the Note Purchase Agreement or the obligations of the Guarantor hereunder or (2) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor's burden, any right to which the Guarantor hereby expressly waives.

(h)If an event permitting the acceleration of the maturity of the principal amount of the Note shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of the Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer of a case or proceeding under a bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holder had accelerated the same in accordance with the terms of the Note Purchase Agreement, and the Guarantor shall forthwith pay such accelerated Accreted Principal Amount of and Interest on the Note and any other amounts guaranteed hereunder.

(i)All payments to be made by the Guarantor under this Guaranty to any Holder shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes, unless such deduction or withholding is required by law, in which case the Guarantor shall withhold such taxes and such withheld amounts shall be treated as paid to the Holder to extent they are remitted to the appropriate taxing authority, and no additional amounts shall be required to be made by the Guarantor to such person with respect to such taxes deducted or withheld; provided, however, all payments to be made by the Guarantor under this Guaranty to any Holder who has timely provided a properly completed and valid (i) Internal Revenue Service Form W-9 certifying that such person is not subject to United States federal backup withholding or (ii) applicable Internal Revenue Service Form W-8 (with applicable attachments) completed as required to claim the benefit of the portfolio interest exemption, applicable tax treaty, or other exemption from US source interest withholding tax shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes and any such taxes shall be grossed up by the Guarantor.

5.MISCELLANEOUS.

(a)No remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for the Holder to physically produce the Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)The Guarantor will pay all sums becoming due under this Guaranty by the method and at the address specified for the Holder in the Note Purchase Agreement or by such other method or at such other address as the Holder shall have from time to time specified to the Guarantor or the Issuer on behalf of the Guarantor in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.

(c)Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns so long as the Note remains outstanding and unpaid. If the Guarantor enters into any consolidation or merger, pursuant to which the Guarantor is not the surviving entity (the "Successor Corporation"), the Successor Corporation shall execute and deliver to the Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Holder).

(e)This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Requirements of Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

(g)The Guarantor (and, by accepting the benefits hereof, the Holder) irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, the Guarantor (and, by accepting the benefits hereof, the Holder) irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(h)The Guarantor consents to process being served by or on behalf of the Holder in any suit, action or proceeding of the nature referred to in Section 5(g) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in the Note Purchase Agreement or at such other address of which the Holder shall then have been notified. The Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(i)Nothing in Section 5(g) or 5(h) shall affect the right of the Holder to serve process in any manner permitted by law, or limit any right that the Guarantor or the Holder may have to bring proceedings in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(j)THE GUARANTOR (AND, BY ACCEPTING THE BENEFITS HEREOF, THE HOLDER) HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

6.AMENDMENT, MODIFICATION AND TERMINATION.

(a)This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Guarantor and the Holder.

(b)The obligations of a Guarantor hereunder shall be immediately and automatically discharged and released, subject to Section 4(f), without any further action by any Holder upon the indefeasible payment in cash in full of the Note and all other obligations hereunder and under the Note Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by an authorized representative as of the date first written above.

HUT 8 MINING CORP.

By:
Name:
Title: